Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-03999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211 and 333-117842) and Registration Statements on Form S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824 and 333-100630) of First Industrial Realty Trust, Inc. of our report dated March 31, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
March 31, 2005